UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”) was held on September 22, 2010 for the following purposes:

(a) To elect three directors to serve until the Annual Meeting to be held in the year 2013 and until their successors are elected and have been qualified.

At the meeting, the stockholders re-elected Mr. Robert Davidson, Mr. Elrick Williams and Mr. Javier Leon to serve as directors for three-year terms. The number of votes cast with respect to each of the directors was as follows:

	For	Against	Abstain
Mr. Robert Davidson	897,084	—	91,683
Mr. Elrick Williams	942,849	—	45,918
Mr. Javier Leon	895,092	—	93,675

There were approximately 384,065 broker non–votes received with respect to this item.

(b) To amend the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of common stock from 3,000,000 to 8,000,000.

At the meeting, the stockholders approved the resolution to amend the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of common stock from 3,000,000 to 8,000,000 with 1,307,492 shares voting “for”, 59,305 shares voting “against” and 6,035 shares abstaining. There were no broker non–votes received with respect to this item.

(c) To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

At the meeting, the stockholders ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2010 with 1,322,294 shares voting “for”, 45,973 shares voting “against” and 4,565 shares abstaining. There were no broker non–votes received with respect to this item.

(d) To cast an advisory (non-binding) vote on the Company’s executive compensation.

At the meeting, the stockholders approved the Company’s executive compensation with 878,262 shares voting “for”, 97,009 shares voting “against”, 13,496 shares abstaining. There were approximately 384,065 broker non–votes received with respect to this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: October 25, 2010	By	/S/ SAMUEL SARPONG
Samuel Sarpong
Chief Financial Officer